Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151063) of MercadoLibre, Inc. of our report dated February 25, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MercadoLibre, Inc., which appears in this Form 10-K for the year ended December 31, 2008.

Buenos Aires, Argentina
February 26, 2009

Price Waterhouse & Co S.R.L.

By /s/ Juan Carlos Grassi
Juan Carlos Grassi